Exhibit 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is entered into effective as of 2nd day of June, 2016, by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Nevada (the “Parent”), The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) and the Lenders party hereto.

WITNESSETH:

WHEREAS, Borrower, the Parent, the Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);

WHEREAS, pursuant to the Credit Agreement, Lenders have made certain Loans to the Borrower and provided certain other credit accommodations to Borrower;

WHEREAS, the Administrative Agent, Borrower and the Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;

WHEREAS, the Lenders have agreed to redetermine the Borrowing Base by reducing the Borrowing Base to $185,000,000.00 as provided herein, which redetermination of the Borrowing Base shall constitute the Scheduled Redetermination of the Borrowing Base for May 1, 2016; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the parties hereto have agreed to enter into this Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereto hereby agree as follows:

Section 1.          Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended, effective as of the Effective Date (as defined below) in the manner provided in this Section 1.

1.1           Additional Definitions. Section 1.02 of the Credit Agreement shall be amended by inserting the following definitions in appropriate alphabetical order, which shall read in full as follows:

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2           Amended and Restated Definition. Section 1.02 of the Credit Agreement shall be amended by amending and restating clause (d) of the definition of “Defaulting Lender”, which shall read in full as “(d) has become the subject of a Bankruptcy Event or a Bail-In Action.”

1.3           Amendment to Section 2.07(c)(ii)(A) of the Credit Agreement. Section 2.07(c)(ii)(A) of the Credit Agreement shall be amended by amending and restating “April 15th and October 15th” with “May 15th and November 15th”.

1.4           Amendments to Section 4.03 of the Credit Agreement. Section 4.03(c)(iii)(A) of the Credit Agreement shall be amended to amend and restate the proviso as the end thereof in its entirety, which shall read in full as follows:

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provided that, subject to Section 12.20, no such reallocation will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

1.5         Amendments to Section 4.03 of the Credit Agreement. The last paragraph of Section 4.03(c) of the Credit Agreement shall be amended by amending and restating clause (i) thereof, which shall read in full as “(i) a Bankruptcy Event or Bail-in Action with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or”

1.6         Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement shall be amended to add a new clause (e) and amend and restate the last paragraph thereof, which shall in each case read in their entirety as follows:

(e)          Immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, the aggregate Revolving Credit Exposure shall not exceed $160,000,000 without the written consent of each Lender in its sole discretion.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) and (b) and Sections 6.02(d) and (e).

1.7         Amendment to Section 9.02(g) of the Credit Agreement. Section 9.02(g) of the Credit Agreement shall be amended by amending and restating “$600,000,000” with “$500,000,000”.

1.8         Amendment to Section 9.02(i) of the Credit Agreement. Section 9.02(i) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(i)          Debt incurred by any Credit Party, the principal amount of which does not exceed five percent (5%) of the lesser of (x) $160,000,000 and (y) the then-effective Borrowing Base in the aggregate.

1.9         Amendment to Sections 9.05(g) and (k) of the Credit Agreement. Sections 9.05(g) and (k) of the Credit Agreement shall be amended by amending and restating “Borrowing Base Utilization Percentage” with “percentage equal to the lesser of (x) the amount of the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is $160,000,000 and (y) the Borrowing Base Utilization Percentage”.

1.10       Amendment to Section 9.10 of the Credit Agreement. Section 9.10 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

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Mergers, Etc. The Parent will not, and will not permit any other Credit Party to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that, so long as no Default then exists, or would exist after giving effect thereto, and both before and after giving effect thereto, each Credit Party is in compliance with Section 8.14: (a) any Subsidiary Guarantor may participate in a consolidation with the Borrower so long as the Borrower is the surviving Person or transferee, (b) any Subsidiary Guarantor may participate in a consolidation with the Parent so long as the Parent is the surviving Person or transferee, (c) the Parent shall be in Pro Forma Compliance and subject to the other provisions of this Agreement, including Sections 9.02(j) and 9.03(e), any Subsidiary Guarantor may participate in a consolidation with any Unrestricted Subsidiary so long as the Subsidiary Guarantor is the surviving Person or transferee, (d) any Subsidiary Guarantor may participate in a consolidation with any other Subsidiary Guarantor; provided that, in the case of clause (d), the surviving Subsidiary Guarantor or transferee (the “Surviving Subsidiary Guarantor”) shall either be organized in (i) the same jurisdiction as the Subsidiary Guarantor that is not the surviving Subsidiary Guarantor or transferee (the “Non-Surviving Subsidiary Guarantor”), (ii) the same jurisdiction as the Surviving Subsidiary Guarantor if the Property of the Non-Surviving Subsidiary Guarantor has a de minimus value or derives substantially all of its value from the jurisdiction in which the Surviving Subsidiary Guarantor is organized, (iii) any state of the United States of America or province of Canada, or (iv) such other jurisdiction as approved by the Majority Lenders, and (e) on or before June 30, 2016, Gran Tierra International Inc., a company incorporated under the laws of the Cayman Islands, may participate in a consolidation with the Borrower (i) so long as the Borrower is the surviving Person and (ii) after giving effect to such consolidation, the Borrower is in compliance with Section 8.13.

1.11         Amendment to Section 12.02(b)(vi) of the Credit Agreement. Section 12.02(b)(vi) of the Credit Agreement shall be amended by inserting “or Section 6.02(e),” immediately after “Section 6.01,” therein.

1.12         Amendment to Article XII of the Credit Agreement. Article XII of the Credit Agreement shall be amended to insert a new Section 12.20 immediately following Section 12.19 of the Credit Agreement which shall read in full as follows:

Section 12.20   Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

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(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of any EEA Resolution Authority.

Section 2.     Redetermination of Borrowing Base. The Lenders party hereto hereby agree that for the period from and including the Effective Date, but until the next Redetermination Date, the amount of the Borrowing Base shall be reduced to $185,000,000.00. The Lenders party hereto and the Borrower agree that the redetermination provided for in this Section 2 shall constitute the Scheduled Redetermination of the Borrowing Base for May 1, 2016. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07 or Section 9.11(d) of the Credit Agreement.

Section 3.     Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Effective Date”):

3.1     Counterparts. Administrative Agent shall have received from the Lenders, the Parent and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

3.2     Amendment Fee. The Borrower shall have paid to the Administrative Agent, for the account of the Lenders that execute this Amendment on or prior to the Effective Date, an amendment fee in an aggregate amount of $50,000, payable to each Lender pro-rata based on such Lender’s Commitment as in effect on the Effective Date.

3.3     Fees and Expenses. The Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or the Lenders pursuant to or in connection with this Amendment.

3.4     No Default/No Event of Default/No Borrowing Base Deficiency. No Default or Event of Default shall have occurred and be continuing and no Borrowing Base Deficiency shall exist.

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Section 4.    Representations and Warranties of Borrower. To induce the Lenders and Administrative Agent to enter into this Amendment, Borrower hereby represents and warrants to Lenders and Administrative Agent as follows:

4.1    Reaffirm Existing Representations and Warranties. Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

4.2    Due Authorization; No Conflict. The execution, delivery and performance by Borrower of this Amendment are within Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by Borrower of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon Borrower or any other Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of Borrower or any other Credit Party (other than the Liens created by the Loan Documents).

4.3    Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.4    Acknowledgment of No Defenses. Borrower acknowledges that it has no defense to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower or any other Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

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Section 5.    Miscellaneous.

5.1    Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.

5.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3    Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until each Credit Party and the Lenders have executed a counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.

5.4    Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.5    Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.6    Effectiveness. This Amendment shall be effective automatically and without necessity of any further action by Borrower, Administrative Agent or Lenders when counterparts hereof have been executed by each Credit Party and the Lenders.

5.7    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

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BORROWER:	gran tierra energy international holdings ltd.

	By:	/s/ Adrian Coral
Name: Adrian Coral
Title: Director

PARENT:	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
Name: David Hardy
Title: Vice President, Legal & General Counsel

Signature Page –Amendment

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA,

	By:	/s/ Clement Yu
Name: Clement Yu
Title: Director

	By:	/s/ Ryan Moonilal
Name: Ryan Moonilal
Title: Analyst

Signature Page –Amendment

LENDERS:	THE BANK OF NOVA SCOTIA, as a Lender

	By:	/s/ Philip Lloyd
Name: Philip Lloyd
Title: Director, International Banking

	By:	/s/ Enrique Lopez
Name: Enrique Lopez
Title: Vice President, International Banking

Signature Page –Amendment

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Max Sonnonstine
Name: Max Sonnonstine
Title: Director

Signature Page –Amendment

HSBC Bank Canada,
as a Lender

By:	/s/ Jason Lang
Name: Jason Lang
Title: Director

By:	/s/ Ronald Cheung
Name: Ronald Cheung
Title: Associate

Signature Page –Amendment

Export Development Canada,
as a Lender

By:	/s/ Vivianne Bouchard
Name: Vivianne Bouchard
Title: Sr. Asset Manager

By:	/s/ Marc Blondin
Name: Marc Blondin
Title: Loan Portfolio Manager

Signature Page –Amendment

Natixis, New York Branch,
as a Lender

By:	/s/ Federico Firoentini
Name: Federico Fiorentini
Title: Managing Director

By:	/s/ Morvan Mallegol
Name: Morvan Mallegol
Title: Director

Signature Page –Amendment

Royal Bank of Canada,
as a Lender

By:	/s/ Maria E. Hushovd
Name: Maria E. Hushovd
Title: Authorized Signatory

Signature Page –Amendment